UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
December 18, 2020

PRA Health Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  4130 ParkLake Avenue
Suite 400
Raleigh, NC 27612
(919) 786-8200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of exchange on which registered	Trading symbol
Common Stock $0.01 par value	Nasdaq Global Select Market	PRAH

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2020, subsidiaries of PRA Health Sciences, Inc. amended the Receivables Financing Agreement (the “Amended RFA”), by and among PRA Receivables LLC (“PRA Receivables”), a Delaware special purpose entity and wholly-owned subsidiary of Pharmaceutical Research Associates, Inc., as borrower, PRA Holdings, Inc. (“PRA Holdings”), as initial servicer, PNC Bank, National Association (“PNC”), as administrative agent and lender, and The Toronto-Dominion Bank (“TD Bank” and, together with PNC, the “Lenders”), as lender.

The Amended RFA extends the term until December 16, 2022 and increases the limit from $200 million to $250 million. In connection with the Amended RFA, PRA Receivables borrowed an additional $42.5 million from the Lenders, which amount is secured by liens on the receivables and other assets of PRA Receivables.

The foregoing description of the Amended RFA is qualified in its entirety by reference to the full text of the Amended RFA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1
Second Amendment to the Receivables Financing Agreement dated December 18, 2020 among PRA Holdings, Inc., as servicer, PRA Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as a lender, and The Toronto-Dominion Bank, as a lender.

104	Cover Page formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: December 22, 2020	By:	/s/ Michael J. Bonello
	Name:	Michael J. Bonello
	Title:	Executive Vice President, Chief Financial Officer and Treasurer